UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 12, 2020

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
0.400% Senior Notes due 2021	FIS21A	New York Stock Exchange
Floating Rate Senior Notes due 2021	FIS21B	New York Stock Exchange
0.125% Senior Notes due 2021	FIS21C	New York Stock Exchange
1.700% Senior Notes due 2022	FIS22B	New York Stock Exchange
0.125% Senior Notes due 2022	FIS22C	New York Stock Exchange
0.750% Senior Notes due 2023	FIS23A	New York Stock Exchange
1.100% Senior Notes due 2024	FIS24A	New York Stock Exchange
2.602% Senior Notes due 2025	FIS25A	New York Stock Exchange
0.625% Senior Notes due 2025	FIS25B	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, the Board of Directors (the “Board”) of Fidelity National Information Services, Inc. (“FIS”) fixed the size of the Board at eleven members and appointed Jeffrey A. Goldstein to the Board to serve until the next annual meeting of shareholders of the Company, or until his earlier resignation or removal. In connection with his appointment, the Board determined that Mr. Goldstein is an independent director pursuant to the rules of the New York Stock Exchange Listing Standards and that Mr. Goldstein is qualified as an Audit Committee Financial Expert. The Board assigned Mr. Goldstein to serve on the Audit Committee and Compensation Committee of the Board.

Mr. Goldstein is a Senior Advisor to Canapi Ventures, a venture capital firm, and Advisor Emeritus at Hellman & Friedman LLC, a private equity firm. He was the Chief Executive Officer of SpringHarbor Financial Group LLC from December 2016 through 2018. Mr. Goldstein was a Managing Director at Hellman & Friedman from 2004 to 2009 and from 2011 to 2016 and a Senior Advisor from 2016 to 2019. He was Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury from 2009 to 2011.

From 1984 to 1999, Mr. Goldstein worked at James D. Wolfensohn Inc. and successor firms. When Wolfensohn & Co. was purchased by Bankers Trust in 1996, he served as co-chairman of BT Wolfensohn and as a member of Bankers Trust’s management committee. In 1999, Mr. Goldstein became a managing director of the World Bank. He also served as its Chief Financial Officer beginning in 2003.

Mr. Goldstein has extensive experience in mergers and acquisitions, corporate finance and government and financial regulation.

Mr. Goldstein has served on the Board of Directors of Bank of New York Mellon Corp. since 2014. He also serves on the Vassar College Board of Trustees and the Central Synagogue Board of Trustees.

Additional information about Mr. Goldstein is included in the Company’s press release issued on June 12, 2020, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with joining FIS’ Board of Directors, Mr. Goldstein will receive a one-time grant of equity valued at $150,000 in the form of time-based restricted stock units, vesting one year from the date of grant. Mr. Goldstein will also participate in the compensation program for non-management directors as described in the Director Compensation section of FIS’ Proxy Statement for its Annual Meeting of Shareholders held on May 28, 2020, filed with the U.S. Securities and Exchange Commission on April 17, 2020.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated June 12, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: June 12, 2020	By:	/s/ Charles H. Keller
		Name:	Charles H. Keller
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary